PROSPECTUS Dated January 24, 2001                   Pricing Supplement No. 56 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-47576
Dated January 24, 2001                                    Dated October 17, 2001
                                                                  Rule 424(b)(3)


                                  $52,193,700
                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                          8% SPARQS due April 15, 2003
                          Mandatorily Exchangeable for
          American Depositary Receipts Representing Ordinary Shares of
                               NOKIA CORPORATION
      Stock Participation Accreting Redemption Quarterly-pay SecuritiesSM
                                  ("SPARQSSM")


The SPARQS will pay 8% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of American Depositary Receipts representing ordinary shares of Nokia Corporation, which we refer to as Nokia ADRs, subject to our right to call the SPARQS for cash at any time beginning October 18, 2002.

o The principal amount and issue price of each SPARQS is $19.50, which is equal to the closing price of Nokia ADRs on October 17, 2001, the day we offered the SPARQS for initial sale to the public.

o We will pay 8% interest (equivalent to $1.56 per year) on the $19.50 principal amount of each SPARQS. Interest will be paid quarterly, beginning January 15, 2002.

o At maturity, unless we have previously called the SPARQS for the cash call price, you will receive one Nokia ADR in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Nokia ADRs or ordinary shares of Nokia Corporation.

o Beginning October 18, 2002, we have the right to call all of the SPARQS at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 34% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 15 but not more than 30 days before the call date specified in the notice. You will not have the right to exchange your SPARQS for Nokia ADRs prior to maturity.

o Investing in SPARQS is not equivalent to investing in Nokia ADRs or ordinary shares of Nokia Corporation.

o Nokia Corporation is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o The SPARQS have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the SPARQS is"SPK."

You should read the more detailed description of the SPARQS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                            -----------------------

                            PRICE $19.50 PER SPARQS

                            -----------------------

                                       Price          Agent's      Proceeds to
                                    to Public(1)    Commissions   the Company(1)
                                    ------------    -----------   -------------
Per SPARQS.........................    $19.50           $.40         $19.10
Total.............................. $52,193,700      $1,070,640    $51,123,060

------------------
(1)   Plus accrued interest, if any, from the original issue date.

If you purchase at least 100,000 SPARQS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the price will be $19.134375 per SPARQS (98.125% of the issue price). In that case, the Agent's commissions will be $.034375 per SPARQS.


                                 MORGAN STANLEY

                            -----------------------

                                Selected Dealers
ADVEST, INC.                                           McDONALD INVESTMENTS INC.
                         WELLS FARGO VAN KASPER, LLC

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                                      PS-2

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley Dean Witter & Co. The return on the SPARQS at maturity is linked to the performance of American Depositary Receipts representing ordinary shares of Nokia Corporation, which we refer to as Nokia ADRs. The SPARQS also provide fixed quarterly payments at an annual rate of 8% based on the principal amount of each SPARQS. Unlike ordinary debt securities, SPARQS do not guarantee the return of principal at maturity. Instead the SPARQS pay a number of Nokia ADRs at maturity, subject to our right to call the SPARQS for cash at any time on or after October 18, 2002. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 34% per annum on the issue price of the SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS              We, Morgan Stanley Dean Witter & Co., are offering 8%
costs $19.50             Stock Participation Accreting Redemption Quarterly-pay
                         Securities(sm) due April 15, 2003, Mandatorily
                         Exchangeable for Nokia ADRs, which we refer to as the SPARQS(sm). Each American Depositary Receipt evidences the American Depositary Shares of Nokia Corporation, and represents one (1) ordinary share, nominal value
                         (U)0.24, of Nokia Corporation. The principal amount and issue price of each SPARQS is $19.50, which is equal to the closing price of Nokia ADRs on October
                         17, 2001, the day we offered the SPARQS for initial sale to the public.

No guaranteed            Unlike ordinary debt securities, the SPARQS do not
return of principal      guarantee any return of principal at maturity.  Instead
                         the SPARQS will pay a number of Nokia ADRs at maturity, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in SPARQS is not equivalent to investing in Nokia ADRs or the ordinary shares of Nokia Corporation, which we refer to as Nokia.

8% interest on the       We will pay interest on the SPARQS, at the rate of 8%
principal amount         of the principal amount per year, quarterly on each
                         January 15, April 15, July 15 and October 15, beginning January 15, 2002. The interest rate we pay on the SPARQS is more than the current dividend rate on Nokia ADRs. The SPARQS will mature on April 15,
                         2003. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date.

Payout at maturity       At maturity, if we have not previously called the
                         SPARQS, we will deliver to you a number of Nokia ADRs equal to the exchange ratio for each $19.50 principal amount of SPARQS you hold. The initial exchange ratio is one Nokia ADR per SPARQS, subject to adjustment for certain corporate events relating to Nokia ADRs or Nokia ordinary shares. You do not have the right to exchange your SPARQS for Nokia ADRs prior to maturity.

                         You can review the historical prices of Nokia ADRs in the section of this pricing supplement called "Description of SPARQS--Historical Information."

Your return on the       The return investors realize on the SPARQS may be
SPARQS may be limited    limited by our call right.  We have the right to call
by our call right        all of the SPARQS at any time beginning October 18,
                         2002, including at maturity, for the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 34% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date.

                         You should not expect to obtain a total yield (including interest payments) of more than 34% per annum on the issue price of the SPARQS to the date we exercise our call right. If we call the SPARQS, you will receive the cash call price and not Nokia ADRs or an amount based upon the market price of Nokia ADRs.

                         The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at the yield to call rate of 34% per annum, equals the issue price of the SPARQS.

                         If we call the SPARQS, we will do the following:

                         o send a notice announcing that we have decided to call the SPARQS;

                         o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 15 nor more than 30 days after the date of the notice; and

                         o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                         If we were to call the SPARQS on October 18, 2002, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date, would be $25.8216 per SPARQS. If we were to call the SPARQS on the maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the maturity date), would be $29.5527 per SPARQS.

The yield to call on     The yield to call on the SPARQS is 34%, which means
the SPARQS is 34%        that the annualized rate of return that you will
                         receive on the issue price of the SPARQS if we call the SPARQS will be 34%. The calculation of the yield to call takes into account the issue price of the SPARQS, the time to the call date, and the amount and timing of interest payments on the SPARQS, as well as the call price. If we call the SPARQS on any particular call date, the call price will be an amount so that the yield to call on the SPARQS to but excluding the call date will be 34% per annum.

MS & Co. will be the     We have appointed our affiliate, Morgan Stanley & Co.
Calculation Agent        Incorporated, which we refer to as MS & Co., to act as
                         calculation agent for The Chase Manhattan Bank, the trustee for our senior notes. As calculation agent, MS
                         & Co. will determine the call price that you will receive if we call the SPARQS. As calculation agent, MS & Co. will also adjust the exchange ratio for certain corporate events that could affect the price of Nokia ADRs and that we describe in the section called "Description of SPARQS--Antidilution
                         Adjustments" in this pricing supplement.

No affiliation with      Nokia is not an affiliate of ours and is not involved
Nokia                    with this offering in any way.  The obligations
                         represented by the SPARQS are obligations of Morgan
                         Stanley Dean Witter & Co. and not of Nokia.

Where you can find more  The SPARQS are senior notes issued as part of our
information on the       Series C medium-term note program. You can find a
SPARQS                   general description of our Series C medium-term note
                         program in the accompanying prospectus supplement dated January 24, 2001. We describe the basic features of this type of note in the sections called
                         "Description of Notes--Fixed Rate Notes" and
                         "--Exchangeable Notes."

                         For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or ADRs. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us          You may contact your local Morgan Stanley branch office
                         or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212)
                         761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Nokia ADRs, there is no guaranteed return of principal. Investing in SPARQS is not equivalent to investing directly in Nokia ADRs. In addition, you do not have the right to exchange your SPARQS for Nokia ADRs prior to maturity. The return investors realize on the SPARQS may be limited by our call right. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.


SPARQS are not ordinary  The SPARQS combine features of equity and debt. The
senior notes --          terms of the SPARQS differ from those of ordinary debt
no guaranteed return of  securities in that we will not pay you a fixed  amount
principal                at maturity. Our payout to you at maturity will be a
                         number of Nokia ADRs, subject to our right to call the SPARQS for cash at any time beginning October 18, 2002. If the market price of Nokia ADRs at maturity is less than the market price on October 17, 2001, the day we offered the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you a number of Nokia ADRs with a value that is less than the principal amount of the SPARQS.

Your appreciation        The appreciation potential of the SPARQS may be limited
potential may be         by our call right. The $19.50 issue price of one SPARQS
limited by our call      is equal to the market price of one Nokia ADR on
right                    October 17, 2001, the day we offered the SPARQS for
                         initial sale to the public. If we exercise our call right, you will receive the cash call price described under "Description of SPARQS--Call Price" below and not Nokia ADRs or an amount based upon the market price of Nokia ADRs. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, represents a yield to call of 34% per annum on the issue price of the SPARQS from the date of issuance to but excluding the call date. We may call the SPARQS at any time on or after October 18, 2002, including on the maturity date. You should not expect to obtain a total yield
                         (including interest payments) of more than 34% per annum on the issue price of the SPARQS to the date we exercise our call right.

Secondary trading        There may be little or no secondary market for the
may be limited           SPARQS.  Although the SPARQS have been approved for
                         listing on the American Stock Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the SPARQS will trade in the secondary market.
                         Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so.

Market price of the      Several factors, many of which are beyond our control,
SPARQS influenced by     will influence the value of the SPARQS. We expect that
many unpredictable       generally the market price of Nokia ADRs  and Nokia
factors                  ordinary shares on any day will affect the value of the
                         SPARQS more than any other single factor. However, because we have the right to call the SPARQS at any time beginning October 18, 2002 for a call price that is not linked to the market price of Nokia ADRs or Nokia ordinary shares, the SPARQS may trade differently from Nokia ADRs and Nokia ordinary shares.
                         Other factors that may influence the value of the SPARQS include:

                         o the volatility (frequency and magnitude of changes in price) of Nokia ADRs and Nokia ordinary shares

                          o the dividend rate on Nokia ADRs and Nokia ordinary shares

                         o economic, financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of Nokia ADRs

                         o    interest and yield rates in the market

                         o the time remaining until we can call the SPARQS and until the SPARQS mature

                         o    our creditworthiness

                         Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the market price of Nokia ADRs is at, below, or not sufficiently above the initial market price.

                         You cannot predict the future performance of Nokia ADRs or Nokia ordinary shares based on their historical performance. The price of Nokia ADRs may decrease so that you will receive at maturity a number of Nokia ADRs worth less than the principal amount of the SPARQS. We cannot guarantee that the price of Nokia ADRs will increase so that you will receive at maturity a number of Nokia ADRs worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Nokia ADRs, and your yield to the call date (including all of the interest paid on the SPARQS) will be 34% per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Nokia ADRs.

These SPARQS are also    Nokia ADRs, which are quoted and traded in U.S.
subject to currency      dollars, may trade differently from Nokia ordinary
exchange rate risk       shares, which are quoted and traded in euros.
                         Fluctuations in the exchange rate between the euro and the U.S. dollar may affect the U.S. dollar equivalent of the euro price of Nokia ordinary shares on the Helsinki Stock Exchange and the other European stock exchanges where Nokia ordinary shares trade and, as a result, may affect the market price of the Nokia ADRs, which may consequently affect the market value of the SPARQS. See "Description of Notes--Currency Exchange
                         Rate Information" below.

                         The euro has been subject to declines and fluctuations against the U.S. dollar since it first became the single currency of participating member states of the European Union on January 1, 1999 at the commencement of the third stage of European Economic and Monetary Union, and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rate of the euro and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in those rates that may occur over the term of the SPARQS.

                         The exchange rate between the euro and the U.S. dollar is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Europe as a whole and the United States, including economic and political developments in other countries.

No affiliation with      We are not affiliated with Nokia or the depositary for
Nokia                    the Nokia ADRs. Although we do not have any non-public
                         information about Nokia as of the date of this pricing supplement, we or our subsidiaries may presently or from time to time engage in business with Nokia, including extending loans to, or making equity investments in, Nokia or providing advisory services to Nokia, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about
                         Nokia. Moreover, we have no ability to control or predict the actions of Nokia, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. We or our affiliates from time to time have published and in the future may publish research reports with respect to Nokia. These research reports may or may not recommend that investors buy or hold Nokia ADRs or Nokia ordinary shares. Nokia is not involved in the offering of the SPARQS in any way and has no obligation to consider your interest as an owner of SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Nokia.

You have no              As an owner of SPARQS, you will not have voting rights
shareholder rights       or rights to receive dividends or other distributions
                         or any other rights with respect to Nokia ADRs prior to the time you receive Nokia ADRs at the maturity of the SPARQS. Holders of the Nokia ADRs participate in the dividends, distributions and other rights with respect to the Nokia ordinary shares only to the extent provided in the depositary arrangements between Nokia and the depositary for the Nokia ADRs.

The antidilution         MS & Co., as calculation agent, will adjust the amount
adjustments we are       payable at maturity for certain events affecting Nokia
required to make do      ADRs or Nokia ordinary shares, such as stock splits
not cover every          and stock dividends, and certain other corporate
corporate event that     actions involving Nokia, such as mergers. However, the
can affect Nokia ADRs    calculation agent is not required to make an
                         adjustment for every corporate event that can affect
                         Nokia ADRs or Nokia ordinary shares. For example, the calculation agent is not required to make any adjustments if Nokia or anyone else makes a partial tender or partial exchange offer for Nokia ADRs or Nokia ordinary shares. If an event occurs that does not require the calculation agent to adjust the amount of Nokia ADRs payable at maturity, the market price of the SPARQS may be materially and adversely affected.

Adverse economic         As calculation agent, our affiliate MS & Co. will
interests of the         calculate the cash amount you will receive if we call
calculation agent and    the SPARQS and what adjustments should be made to the
its affiliates may       exchange ratio to reflect certain corporate and other
influence determinations events. We expect that MS & Co. and other affiliates will carry out hedging activities related to the SPARQS (and possibly to other instruments linked to Nokia ADRs or Nokia ordinary shares), including trading in Nokia ADRs or Nokia ordinary shares as well as in other instruments related to Nokia ADRs or Nokia ordinary shares. Any of these hedging activities and MS & Co.'s affiliation with us could influence MS &
                         Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratio. MS
                         & Co. and some of our other subsidiaries also trade
                         Nokia ADRs or Nokia ordinary shares and other financial instruments related to Nokia ADRs or Nokia ordinary shares on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially affect the price of Nokia ADRs or Nokia ordinary shares and, accordingly, could affect your payout on the SPARQS.


Because the              You should also consider the tax consequences of
characterization of the  investing in the SPARQS. There is no direct legal
SPARQS for federal       authority as to the proper tax treatment of the
income tax purposes is   SPARQS, and therefore significant aspects of the tax
uncertain, the material  treatment of the SPARQS are uncertain. Pursuant to the
federal income tax       terms of the SPARQS, Morgan Stanley and you agree to
consequences of an       treat a SPARQS as an investment unit consisting of (A)
investment in the SPARQS a terminable forward contract that (i) requires you
are uncertain            (subject to our call right) to purchase Nokia ADRs
                         from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the deposit and the call price; and (B) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called
                         "Description of SPARQS--United States Federal

                         Income Taxation--General." If the Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your basis for Nokia ADRs received in exchange for the SPARQS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of SPARQS--United States Federal Income Taxation."

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $19.50 principal amount of our 8% SPARQS due April 15, 2003, Mandatorily Exchangeable for Nokia ADRs. In this pricing supplement, the terms "Morgan Stanley," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount............................      $52,193,700

Maturity Date...............................      April 15, 2003

Interest Rate...............................      8% per annum (equivalent to $1.56 per annum per SPARQS)

Interest Payment Dates......................      Each January 15, April 15, July 15 and October 15,
                                                  beginning January 15, 2002.

Record Date.................................      The Record Date for each Interest Payment Date,
                                                  including the Interest Payment Date scheduled to occur
                                                  on the Maturity Date, will be the date 10 calendar days
                                                  prior to such Interest Payment Date, whether or not that
                                                  date is a Business Day; provided, however, that in the
                                                  event that we call the SPARQS, no Interest Payment Date
                                                  will occur after the Morgan Stanley Notice Date, except
                                                  for any Interest Payment Date for which the Morgan
                                                  Stanley Notice Date falls on or after the "ex-interest"
                                                  date for the related interest payment, in which case the
                                                  related interest payment will be made on such Interest
                                                  Payment Date; and provided, further, that accrued but
                                                  unpaid interest payable on the Call Date, if any, will
                                                  be payable to the person to whom the Call Price is
                                                  payable. The "ex- interest" date for any interest
                                                  payment is the date on which purchase transactions in
                                                  the SPARQS no longer carry the right to receive such
                                                  interest payment.

Specified Currency..........................      U.S. Dollars

Issue Price.................................      $19.50 per SPARQS

Original Issue Date (Settlement Date).......      October 24, 2001

CUSIP.......................................      61744Y512

Denominations...............................      $19.50 and integral multiples thereof

Morgan Stanley Call Right...................      On any scheduled Trading Day on or after October 18,
                                                  2002, we may call the SPARQS, in whole but not in part,
                                                  for the Call Price. If we call the SPARQS, the cash Call
                                                  Price and any accrued but unpaid interest on the SPARQS
                                                  will be delivered to you on the Call Date fixed by us
                                                  and set forth in our notice of mandatory exchange, upon
                                                  delivery of your SPARQS to the Trustee. We will, or will
                                                  cause the Calculation Agent to, deliver such cash to the
                                                  Trustee for delivery to you.

Morgan Stanley Notice Date..................      The scheduled Trading Day on which we issue our notice
                                                  of mandatory exchange, which must be at least 15 but not
                                                  more than 30 days prior to the Call Date.


                                                   PS-10



Call Date...................................      The scheduled Trading Day on or after October 18, 2002
                                                  and on or prior to the Maturity Date specified by us in
                                                  our notice of mandatory exchange, on which we will
                                                  deliver cash to holders of SPARQS for mandatory
                                                  exchange.

Call Price..................................      The Call Price with respect to any Call Date is an
                                                  amount of cash per SPARQS such that the sum of the
                                                  present values of all cash flows on each SPARQS to and
                                                  including the Call Date (i.e., the Call Price and all of
                                                  the interest payments on each SPARQS), discounted to the
                                                  Original Issue Date from the applicable payment date at
                                                  the Yield to Call rate of 34% per annum computed on the
                                                  basis of a 360-day year of twelve 30-day months, equals
                                                  the Issue Price.

                                                  The table of indicative Call Prices set forth below
                                                  illustrates what the Call Price per SPARQS would be if
                                                  we were to call the SPARQS on October 18, 2002 (which is
                                                  the earliest date on which we may call the SPARQS) and
                                                  on any subsequent scheduled Interest Payment Date
                                                  through the Maturity Date:


                                                  Call Date                                    Call Price
                                                  ---------                                    ----------
                                                  October 18, 2002..........................    $24.2876
                                                  January 15, 2003..........................    $25.6915
                                                  April 15, 2003............................    $27.2517

                                                  The indicative Call Prices set forth above do not
                                                  include the accrued but unpaid interest that would also
                                                  be payable on each SPARQS on the applicable Call Date.
                                                  We may call the SPARQS on any Trading Day on or after
                                                  October 18, 2002.

                                                  For more information regarding the determination of the
                                                  Call Price and examples of how the Call Price is
                                                  calculated in certain hypothetical scenarios, see Annex
                                                  A to this pricing supplement.

Yield to Call...............................      The Yield to Call on the SPARQS is 34%, which means
                                                  that the annualized rate of return that you will receive
                                                  on the Issue Price of the SPARQS if we call the SPARQS
                                                  will be 34%. The calculation of the Yield to Call takes
                                                  into account the Issue Price of the SPARQS, the time to
                                                  the Call Date, and the amount and timing of interest
                                                  payments on the SPARQS, as well as the Call Price. If we
                                                  call the SPARQS on any particular Call Date, the Call
                                                  Price will be an amount so that the Yield to Call on the
                                                  SPARQS to but excluding the Call Date will be 34% per
                                                  annum. See Annex A to this pricing supplement.

Exchange at Maturity........................      Unless we have previously called the SPARQS, at maturity,
                                                  upon delivery of the SPARQS to the Trustee, we will
                                                  apply the $19.50 principal amount of each SPARQS as
                                                  payment for a number of Nokia ADRs at the Exchange
                                                  Ratio.

                                                  We shall, or shall cause the Calculation Agent to, (i)
                                                  provide written notice to the Trustee and to the
                                                  Depositary, on or prior to 10:30 a.m. on the Trading Day
                                                  immediately prior to maturity of the SPARQS, of the
                                                  number of Nokia ADRs to be delivered with respect to the
                                                  $19.50 principal amount of each SPARQS and (ii)


                                                   PS-11



                                                  deliver such Nokia ADRs (and cash in respect of interest
                                                  and any fractional Nokia ADR) to the Trustee for
                                                  delivery to the holders.

No Fractional Shares........................      Upon delivery of the SPARQS to the Trustee at maturity,
                                                  we will deliver the aggregate number of Nokia ADRs due
                                                  with respect to all of such SPARQS, as described above,
                                                  but we will pay cash in lieu of delivering any
                                                  fractional Nokia ADR in an amount equal to the
                                                  corresponding fractional Market Price of such fraction
                                                  of a Nokia ADR as determined by the Calculation Agent as
                                                  of the second scheduled Trading Day prior to maturity of
                                                  the SPARQS.

Exchange Ratio..............................      1.0, subject to adjustment for certain corporate events
                                                  relating to Nokia. See "--Antidilution Adjustments"
                                                  below.

Market Price................................      If Nokia ADRs (or any other security for which a Market
                                                  Price must be determined) are listed on a national
                                                  securities exchange, are securities of the Nasdaq
                                                  National Market or are included in the OTC Bulletin
                                                  Board Service ("OTC Bulletin Board") operated by the
                                                  National Association of Securities Dealers, Inc. (the
                                                  "NASD"), the Market Price for one Nokia ADR (or one unit
                                                  of any such other security) on any Trading Day means (i)
                                                  the last reported sale price, regular way, of the
                                                  principal trading session on such day on the principal
                                                  United States securities exchange registered under the
                                                  Securities Exchange Act of 1934, as amended (the
                                                  "Exchange Act"), on which Nokia ADRs (or any such other
                                                  security) are listed or admitted to trading (which may
                                                  be the Nasdaq National Market if it is then a national
                                                  securities exchange) or (ii) if not listed or admitted
                                                  to trading on any such securities exchange or if such
                                                  last reported sale price is not obtainable (even if
                                                  Nokia ADRs (or any such other security) are listed or
                                                  admitted to trading on such securities exchange), the
                                                  last reported sale price of the principal trading
                                                  session on the over-the-counter market as reported on
                                                  the Nasdaq National Market (if it is not then a national
                                                  securities exchange) or OTC Bulletin Board on such day.
                                                  If the last reported sale price of the principal trading
                                                  session is not available pursuant to clause (i) or (ii)
                                                  of the preceding sentence because of a Market Disruption
                                                  Event or otherwise, the Market Price for any Trading Day
                                                  shall be the mean, as determined by the Calculation
                                                  Agent, of the bid prices for Nokia ADRs (or any such
                                                  other security) obtained from as many dealers in such
                                                  securities, but not exceeding three, as will make such
                                                  bid prices available to the Calculation Agent. Bids of
                                                  MS & Co. or any of its affiliates may be included in the
                                                  calculation of such mean, but only to the extent that
                                                  any such bid is the highest of the bids obtained. A
                                                  "security of the Nasdaq National Market" shall include a
                                                  security included in any successor to such system, and
                                                  the term "OTC Bulletin Board Service" shall include any
                                                  successor service thereto.

Trading Day.................................      A day, as determined by the Calculation Agent, on which
                                                  trading is generally conducted on the New York Stock
                                                  Exchange, Inc. ("NYSE"), the AMEX, the Nasdaq National
                                                  Market, the Chicago Mercantile Exchange and the Chicago
                                                  Board of Options Exchange and in the over-the-counter
                                                  market for equity securities in the United States.


                                                   PS-12



Acceleration Event..........................      If on any date (i) the product of the Market Price per
                                                  Nokia ADR and the Exchange Ratio is less than $2.00 or
                                                  (ii) Nokia ADRs are not listed on a United States
                                                  national securities exchange and have not been replaced
                                                  by Nokia ordinary shares listed on a United States
                                                  national securities exchange, the maturity date of the
                                                  SPARQS will be deemed to be accelerated to such date,
                                                  and we will apply the $19.50 principal amount of each
                                                  SPARQS as payment for a number of Nokia ADRs at the then
                                                  current Exchange Ratio. See also "--Antidilution
                                                  Adjustments" below.

Book Entry Note or Certificated Note........      Book Entry

Senior Note or Subordinated Note............      Senior

Trustee.....................................      The Chase Manhattan Bank

Agent for the underwritten offering of
     SPARQS.................................      MS & Co.

Calculation Agent...........................      MS & Co.

                                                  All determinations made by the Calculation Agent will be
                                                  at the sole discretion of the Calculation Agent and
                                                  will, in the absence of manifest error, be conclusive
                                                  for all purposes and binding on you and on us.

                                                  All calculations with respect to the Exchange Ratio and
                                                  Call Price for the SPARQS will be rounded to the nearest
                                                  one hundred-thousandth, with five one-millionths rounded
                                                  upward (e.g., .876545 would be rounded to .87655); all
                                                  dollar amounts related to the Call Price resulting from
                                                  such calculations will be rounded to the nearest
                                                  ten-thousandth, with five one hundred- thousandths
                                                  rounded upward (e.g., .76545 would be rounded to .7655);
                                                  and all dollar amounts paid with respect to the Call
                                                  Price on the aggregate number of SPARQS will be rounded
                                                  to the nearest cent, with one-half cent rounded upward.

                                                  Because the Calculation Agent is our affiliate, the
                                                  economic interests of the Calculation Agent and its
                                                  affiliates may be adverse to your interests as an owner
                                                  of the SPARQS, including with respect to certain
                                                  determinations and judgments that the Calculation Agent
                                                  must make in making adjustments to the Exchange Ratio or
                                                  determining the Market Price of Nokia ADRs, the market
                                                  price of Nokia ordinary shares or whether a Market
                                                  Disruption Event has occurred. See "--Antidilution
                                                  Adjustments" and "--Market Disruption Event" below. MS &
                                                  Co. is obligated to carry out its duties and functions
                                                  as Calculation Agent in good faith and using its
                                                  reasonable judgment.

Antidilution Adjustments....................      The Exchange Ratio will be adjusted as follows:

                                                  1. If Nokia ordinary shares are subject to a stock split
                                                  or reverse stock split, then once such split has become
                                                  effective, the Exchange Ratio will be proportionately
                                                  adjusted; provided, however that if (and to the extent
                                                  that) Nokia or the depositary for the Nokia ADRs


                                                   PS-13



                                                  has adjusted the number of Nokia ordinary shares
                                                  represented by each Nokia ADR so that the price of the
                                                  Nokia ADRs would not be affected by such stock split or
                                                  reverse stock split, no adjustment to the Exchange Ratio
                                                  shall be made.

                                                  2. If Nokia ordinary shares are subject (i) to a stock
                                                  dividend (issuance of additional Nokia ordinary shares)
                                                  that is given ratably to all holders of Nokia ordinary
                                                  shares or (ii) to a distribution of Nokia ordinary
                                                  shares as a result of the triggering of any provision of
                                                  the corporate charter of Nokia, then once the dividend
                                                  has become effective with regard to Nokia ADRs and Nokia
                                                  ADRs are trading ex-dividend, the Exchange Ratio will be
                                                  proportionately adjusted; provided, however that if (and
                                                  to the extent that) Nokia or the depositary for the
                                                  Nokia ADRs has adjusted the number of Nokia ordinary
                                                  shares represented by each Nokia ADR so that the price
                                                  of the Nokia ADRs would not be affected by such stock
                                                  dividend or stock distribution, no adjustment to the
                                                  Exchange Ratio shall be made.

                                                  3. There will be no adjustments to the Exchange Ratio to
                                                  reflect cash dividends or other distributions paid with
                                                  respect to Nokia ordinary shares other than
                                                  distributions described in clauses (i), (iv) and (v) of
                                                  paragraph 5 below unless such cash dividends or other
                                                  distributions, when passed through to holders of Nokia
                                                  ADRs, constitute Extraordinary ADR Dividends as
                                                  described below. A cash dividend or other distribution
                                                  with respect to Nokia ADRs will be deemed to be an
                                                  "Extraordinary ADR Dividend" if such dividend or other
                                                  distribution exceeds the immediately preceding
                                                  non-Extraordinary ADR Dividend for Nokia ADRs by an
                                                  amount equal to at least 10% of the Market Price of
                                                  Nokia ADRs (as adjusted for any subsequent corporate
                                                  event requiring an adjustment hereunder, such as a stock
                                                  split or reverse stock split) on the Trading Day
                                                  preceding the ex-dividend date for the payment of such
                                                  Extraordinary ADR Dividend (the "ex-dividend date"). If
                                                  an Extraordinary ADR Dividend occurs with respect to
                                                  Nokia ADRs, the Exchange Ratio will be adjusted on the
                                                  ex-dividend date with respect to such Extraordinary ADR
                                                  Dividend so that the new Exchange Ratio will equal the
                                                  product of (i) the then current Exchange Ratio and (ii)
                                                  a fraction, the numerator of which is the Market Price
                                                  of Nokia ADRs on the Trading Day preceding the ex-
                                                  dividend date, and the denominator of which is the
                                                  amount by which the Market Price of Nokia ADRs on the
                                                  Trading Day preceding the ex-dividend date exceeds the
                                                  Extraordinary ADR Dividend Amount. The "Extraordinary
                                                  ADR Dividend Amount" with respect to an Extraordinary
                                                  ADR Dividend will equal (i) in the case of cash
                                                  dividends or other distributions that constitute regular
                                                  dividends, the amount per Nokia ADR of such
                                                  Extraordinary ADR Dividend minus the amount per Nokia
                                                  ADR of the immediately preceding non-Extraordinary ADR
                                                  Dividend or (ii) in the case of cash dividends or other
                                                  distributions that do not constitute regular dividends,
                                                  the amount per Nokia ADR of such Extraordinary ADR
                                                  Dividend. To the extent an Extraordinary ADR Dividend is
                                                  not paid in cash, the value of the non-cash component
                                                  will be determined by the Calculation Agent, whose
                                                  determination shall be conclusive. A distribution on
                                                  Nokia ADRs described in clause (i),


                                                   PS-14



                                                  (iv) or (v) of paragraph 5 below that also constitutes
                                                  an Extraordinary ADR Dividend shall cause an adjustment
                                                  to the Exchange Ratio pursuant only to clause (i), (iv)
                                                  or (v) of paragraph 5, as applicable.

                                                  4. If Nokia issues rights or warrants to all holders of
                                                  Nokia ordinary shares to subscribe for or purchase Nokia
                                                  ordinary shares at an exercise price per share less than
                                                  the market price of Nokia ordinary shares on both (i)
                                                  the date the exercise price of such rights or warrants
                                                  is determined and (ii) the expiration date of such
                                                  rights or warrants, and if the expiration date of such
                                                  rights or warrants precedes the maturity of the SPARQS,
                                                  then the Exchange Ratio will be proportionately adjusted
                                                  to the extent that such rights or warrants are passed
                                                  through to the holders of Nokia ADRs or the holders of
                                                  Nokia ADRs receive cash or other property as a
                                                  consequence of the issuance of such rights or warrants;
                                                  provided, however that if (and to the extent that) Nokia
                                                  or the depositary for the Nokia ADRs has adjusted the
                                                  number of Nokia ordinary shares represented by each
                                                  Nokia ADR so that the price of the Nokia ADRs would not
                                                  be affected by the issuance of such rights or warrants,
                                                  no adjustment to the Exchange Ratio shall be made.

                                                  5. If (i) there occurs any reclassification or change of
                                                  Nokia ordinary shares, including, without limitation, as
                                                  a result of the issuance of any tracking stock by Nokia,
                                                  (ii) Nokia or any surviving entity or subsequent
                                                  surviving entity of Nokia (a "Nokia Successor") has been
                                                  subject to a merger, combination or consolidation and is
                                                  not the surviving entity, (iii) any statutory exchange
                                                  of securities of Nokia or any Nokia Successor with
                                                  another corporation occurs (other than pursuant to
                                                  clause (ii) above), (iv) Nokia is liquidated, (v) Nokia
                                                  issues to all of its shareholders equity securities of
                                                  an issuer other than Nokia (other than in a transaction
                                                  described in clause (ii), (iii) or (iv) above) (a
                                                  "Spin-off Event") or (vi) a tender or exchange offer or
                                                  going- private transaction is consummated for all the
                                                  outstanding Nokia ordinary shares (any such event in
                                                  clauses (i) through (vi), a "Reorganization Event"), the
                                                  method of determining the amount payable upon exchange
                                                  at maturity for each SPARQS will be adjusted to provide
                                                  that each holder of SPARQS will receive at maturity, in
                                                  respect of the $19.50 principal amount of each SPARQS,
                                                  securities, cash or any other assets distributed to
                                                  holders of Nokia ADRs in or as a result of any such
                                                  Reorganization Event, including (i) in the case of the
                                                  issuance of tracking stock or of a Spin-off Event, the
                                                  Nokia ADRs representing the Nokia ordinary shares with
                                                  respect to which the tracking stock or spun-off security
                                                  was issued and (ii) in the case of any other
                                                  Reorganization Event where the Nokia ADRs continue to be
                                                  held by the holders receiving such distribution, the
                                                  Nokia ADRs (collectively, the "Exchange Property"), in
                                                  an amount with a value equal to the amount of Exchange
                                                  Property delivered with respect to a number of Nokia
                                                  ADRs equal to the Exchange Ratio at the time of the
                                                  Reorganization Event; provided, however, that if Nokia
                                                  or the depositary for the Nokia ADRs has adjusted the
                                                  Nokia ADRs so that they represent all of the Exchange
                                                  Property, no adjustment to the method of calculating the
                                                  Exchange Ratio or determining the


                                                   PS-15



                                                  payout at maturity will be made. Notwithstanding the
                                                  above, if the Exchange Property received in any such
                                                  Reorganization Event by a holder of Nokia ADRs consists
                                                  only of cash, the maturity date of the SPARQS will be
                                                  deemed to be accelerated to the date on which such cash
                                                  is distributed to holders of Nokia ADRs (unless we
                                                  exercise the Morgan Stanley Call Right) and holders will
                                                  receive in lieu of any Nokia ADRs and as liquidated
                                                  damages in full satisfaction of Morgan Stanley's
                                                  obligations under the SPARQS the lesser of (i) the
                                                  product of (x) the amount of cash received per Nokia ADR
                                                  and (y) the then current Exchange Ratio and (ii) the
                                                  Call Price calculated as though the date of acceleration
                                                  were the Call Date (regardless of whether the date of
                                                  acceleration is a day which occurs prior to October 18,
                                                  2002). If Exchange Property consists of more than one
                                                  type of property, holders of SPARQS will receive at
                                                  maturity a pro rata share of each such type of Exchange
                                                  Property. If Exchange Property includes a cash
                                                  component, holders will not receive any interest accrued
                                                  on such cash component. In the event Exchange Property
                                                  consists of securities, those securities will, in turn,
                                                  be subject to the antidilution adjustments set forth in
                                                  paragraphs 1 through 5.

                                                  For purposes of paragraph 5 above, in the case of a
                                                  consummated tender or exchange offer or going-private
                                                  transaction involving Exchange Property of a particular
                                                  type, Exchange Property shall be deemed to include the
                                                  amount of cash or other property paid by the offeror in
                                                  the tender or exchange offer with respect to such
                                                  Exchange Property (in an amount determined on the basis
                                                  of the rate of exchange in such tender or exchange offer
                                                  or going-private transaction). In the event of a tender
                                                  or exchange offer or a going- private transaction with
                                                  respect to Exchange Property in which an offeree may
                                                  elect to receive cash or other property, Exchange
                                                  Property shall be deemed to include the kind and amount
                                                  of cash and other property received by offerees who
                                                  elect to receive cash.

                                                  In the event that Nokia or the depositary for Nokia ADRs
                                                  elects, in the absence of any of the events described in
                                                  paragraph 1, 2, 3 or 4 above, to change the number of
                                                  ordinary shares that are represented by each Nokia ADR,
                                                  the Exchange Ratio on any Trading Day after the change
                                                  becomes effective will be proportionately adjusted.

                                                  No adjustment to the Exchange Ratio will be required
                                                  unless such adjustment would require a change of at
                                                  least 0.1% in the Exchange Ratio then in effect. The
                                                  Exchange Ratio resulting from any of the adjustments
                                                  specified above will be rounded to the nearest one
                                                  hundred-thousandth, with five one-millionths rounded
                                                  upward. Adjustments to the Exchange Ratio will be made
                                                  up to the close of business on the third Trading Day
                                                  prior to the Maturity Date.

                                                  No adjustments to the Exchange Ratio or method of
                                                  calculating the Exchange Ratio will be made other than
                                                  those specified above. The adjustments specified above
                                                  do not cover all events that could affect the Market
                                                  Price of Nokia ADRs, including, without limitation, a
                                                  partial tender or exchange offer for Nokia ADRs or Nokia
                                                  ordinary shares.


                                                   PS-16



                                                  The Calculation Agent shall be solely responsible for
                                                  the determination and calculation of any adjustments to
                                                  the Exchange Ratio or method of calculating the Exchange
                                                  Ratio and of any related determinations and calculations
                                                  with respect to any distributions of stock, other
                                                  securities or other property or assets (including cash)
                                                  in connection with any corporate event described in
                                                  paragraph 5 above, and its determinations and
                                                  calculations with respect thereto shall be conclusive in
                                                  the absence of manifest error.

                                                  The Calculation Agent will provide information as to any
                                                  adjustments to the Exchange Ratio or to the method of
                                                  calculating the amount payable upon exchange at maturity
                                                  of the SPARQS in accordance with paragraph 5 above upon
                                                  written request by any holder of the SPARQS.

Market Disruption Event.....................      "Market Disruption Event" means, with respect to Nokia
                                                  ADRs (or, if applicable, Nokia ordinary shares):

                                                    (i) a suspension, absence or material limitation of
                                                    trading of Nokia ADRs or Nokia ordinary shares on the
                                                    primary market for Nokia ADRs or Nokia ordinary shares
                                                    for more than two hours of trading or during the
                                                    one-half hour period preceding the close of the
                                                    principal trading session in such market; or a breakdown
                                                    or failure in the price and trade reporting systems of
                                                    the primary market for Nokia ADRs or Nokia ordinary
                                                    shares as a result of which the reported trading prices
                                                    for Nokia ADRs or Nokia ordinary shares during the last
                                                    one-half hour preceding the close of the principal
                                                    trading session in such market are materially
                                                    inaccurate; or the suspension, absence or material
                                                    limitation of trading on the primary market for trading
                                                    in options contracts related to Nokia ADRs or Nokia
                                                    ordinary shares, if available, during the one-half hour
                                                    period preceding the close of the principal trading
                                                    session in the applicable market, in each case as
                                                    determined by the Calculation Agent in its sole
                                                    discretion; and

                                                    (ii) a determination by the Calculation Agent in its
                                                    sole discretion that any event described in clause (i)
                                                    above materially interfered with the ability of Morgan
                                                    Stanley or any of its affiliates to unwind or adjust all
                                                    or a material portion of the hedge with respect to the
                                                    SPARQS.

                                                  For purposes of determining whether a Market Disruption
                                                  Event has occurred: (1) a limitation on the hours or
                                                  number of days of trading will not constitute a Market
                                                  Disruption Event if it results from an announced change
                                                  in the regular business hours of the relevant exchange,
                                                  (2) a decision to permanently discontinue trading in the
                                                  relevant options contract will not constitute a Market
                                                  Disruption Event, (3) limitations pursuant to NYSE Rule
                                                  80A (or any applicable rule or regulation enacted or
                                                  promulgated by the NYSE, any other United States
                                                  self-regulatory organization, the Securities and
                                                  Exchange Commission (the "Commission"), the Helsinki
                                                  Stock Exchange or any other relevant authority of scope
                                                  similar to NYSE Rule 80A as determined by the
                                                  Calculation Agent) on trading during significant market
                                                  fluctuations shall


                                                   PS-17



                                                  constitute a suspension, absence or material limitation
                                                  of trading, (4) a suspension of trading in options
                                                  contracts on Nokia ADRs or Nokia ordinary shares by the
                                                  primary securities market trading in such options, if
                                                  available, by reason of (x) a price change exceeding
                                                  limits set by such securities exchange or market, (y) an
                                                  imbalance of orders relating to such contracts or (z) a
                                                  disparity in bid and ask quotes relating to such
                                                  contracts will constitute a suspension, absence or
                                                  material limitation of trading in options contracts
                                                  related to Nokia ADRs or Nokia ordinary shares and (5) a
                                                  suspension, absence or material limitation of trading on
                                                  the primary securities market on which options contracts
                                                  related to Nokia ADRs or Nokia ordinary shares are
                                                  traded will not include any time when such securities
                                                  market is itself closed for trading under ordinary
                                                  circumstances.

Alternate Exchange Calculation
in Case of an Event of Default..............      In case an event of default with respect to the SPARQS
                                                  shall have occurred and be continuing, the amount
                                                  declared due and payable per SPARQS upon any
                                                  acceleration of the SPARQS shall be determined by the
                                                  Calculation Agent and shall be an amount in cash equal
                                                  to the lesser of (i) the product of (x) the Market Price
                                                  of Nokia ADRs (and any Exchange Property) as of the date
                                                  of such acceleration and (y) the then current Exchange
                                                  Ratio and (ii) the Call Price calculated as though the
                                                  date of acceleration were the Call Date (regardless of
                                                  whether the date of acceleration is a day which occurs
                                                  prior to October 18, 2002), in each case plus accrued
                                                  but unpaid interest to but excluding the date of
                                                  acceleration; provided that if we have called the SPARQS
                                                  in accordance with the Morgan Stanley Call Right, the
                                                  amount declared due and payable upon any such
                                                  acceleration shall be an amount in cash for each SPARQS
                                                  equal to the Call Price calculated as though the date of
                                                  acceleration were the Call Date, plus accrued but unpaid
                                                  interest to but excluding the date of acceleration.

Nokia ADRs; Public Information..............      Nokia Corporation is a mobile phone manufacturer and a
                                                  supplier of digital mobile and fixed networks,
                                                  multimedia equipment, satellite and cable receivers,
                                                  computer monitors and other telecommunications related
                                                  products. Nokia ADRs are registered under the Exchange
                                                  Act. Companies with securities registered under the
                                                  Exchange Act are required to file periodically certain
                                                  financial and other information specified by the
                                                  Commission. Information provided to or filed with the
                                                  Commission can be inspected and copied at the public
                                                  reference facilities maintained by the Commission at
                                                  Room 1024, 450 Fifth Street, N.W., Washington, D.C.
                                                  20549 or at its Regional Office located at Suite 1400,
                                                  Citicorp Center, 500 West Madison Street, Chicago,
                                                  Illinois 60661, and copies of such material can be
                                                  obtained from the Public Reference Section of the
                                                  Commission, 450 Fifth Street, N.W., Washington, D.C.
                                                  20549, at prescribed rates. In addition, information
                                                  provided to or filed with the Commission electronically
                                                  can be accessed through a website maintained by the
                                                  Commission. The address of the Commission's website is
                                                  http://www.sec.gov. Information provided to or filed
                                                  with the Commission by Nokia pursuant to the Exchange
                                                  Act can be located by reference to Commission file
                                                  number 1-13202. In addition,


                                                   PS-18



                                                  information regarding Nokia may be obtained from other
                                                  sources including, but not limited to, press releases,
                                                  newspaper articles and other publicly disseminated
                                                  documents. We make no representation or warranty as to
                                                  the accuracy or completeness of such information.

                                                  This pricing supplement relates only to the SPARQS
                                                  offered hereby and does not relate to Nokia ADRs, Nokia
                                                  ordinary shares or other securities of Nokia. We have
                                                  derived all disclosures contained in this pricing
                                                  supplement regarding Nokia from the publicly available
                                                  documents described in the preceding paragraph. Neither
                                                  we nor the Agent has participated in the preparation of
                                                  such documents or made any due diligence inquiry with
                                                  respect to Nokia in connection with the offering of the
                                                  SPARQS. Neither we nor the Agent makes any
                                                  representation that such publicly available documents or
                                                  any other publicly available information regarding Nokia
                                                  is accurate or complete. Furthermore, we cannot give any
                                                  assurance that all events occurring prior to the date
                                                  hereof (including events that would affect the accuracy
                                                  or completeness of the publicly available documents
                                                  described in the preceding paragraph) that would affect
                                                  the trading price of Nokia ADRs (and therefore the price
                                                  of Nokia ADRs at the time we price the SPARQS) have been
                                                  publicly disclosed. Subsequent disclosure of any such
                                                  events or the disclosure of or failure to disclose
                                                  material future events concerning Nokia could affect the
                                                  value received at maturity with respect to the SPARQS
                                                  and therefore the trading prices of the SPARQS.

                                                  Neither we nor any of our affiliates makes any
                                                  representation to you as to the performance of Nokia
                                                  ADRs or Nokia ordinary shares.

                                                  We and/or our subsidiaries may presently or from time to
                                                  time engage in business with Nokia, including extending
                                                  loans to, or making equity investments in, Nokia or
                                                  providing advisory services to Nokia, including merger
                                                  and acquisition advisory services. In the course of such
                                                  business, we and/or our subsidiaries may acquire
                                                  non-public information with respect to Nokia and, in
                                                  addition, one or more of our affiliates may publish
                                                  research reports with respect to Nokia. The statement in
                                                  the preceding sentence is not intended to affect the
                                                  rights of holders of the SPARQS under the securities
                                                  laws. As a prospective purchaser of SPARQS, you should
                                                  undertake an independent investigation of Nokia as in
                                                  your judgment is appropriate to make an informed
                                                  decision with respect to an investment in Nokia ADRs.

Historical Information......................      The following table sets forth the published high and
                                                  low Market Prices of Nokia ADRs during 1998, 1999, 2000
                                                  and 2001 through October 17, 2001. The Market Price of
                                                  Nokia ADRs on October 17, 2001 was $19.50. We obtained
                                                  the Market Prices and other information below from
                                                  Bloomberg Financial Markets, and we believe such
                                                  information to be accurate. You should not take the
                                                  historical prices of Nokia ADRs as an indication of
                                                  future performance. The price of Nokia ADRs may decrease
                                                  so that at maturity you will receive a number of Nokia
                                                  ADRs worth less than


                                                   PS-19



                                                  the principal amount of the SPARQS. We cannot give you
                                                  any assurance that the price of Nokia ADRs will increase
                                                  so that at maturity you will receive a number of Nokia
                                                  ADRs worth more than the principal amount of the SPARQS.
                                                  To the extent that the Market Price at maturity of Nokia
                                                  ADRs at the Exchange Ratio is less than the Issue Price
                                                  of the SPARQS and the shortfall is not offset by the
                                                  coupon paid on the SPARQS, you will lose money on your
                                                  investment.

                                                                                High      Low     Dividends
                                                                                ----      ----    ---------
                                                  (CUSIP 654902204)
                                                  1998
                                                  First Quarter................  6.75      4.26         --
                                                  Second Quarter...............  9.32      6.91    .083200
                                                  Third Quarter................ 11.50      8.35         --
                                                  Fourth Quarter............... 15.60      7.84         --
                                                  1999
                                                  First Quarter................ 19.55     15.94         --
                                                  Second Quarter............... 22.89     17.44    .129295
                                                  Third Quarter................ 24.53     19.69         --
                                                  Fourth Quarter............... 47.77     22.31         --
                                                  2000
                                                  First Quarter................ 57.50     38.25         --
                                                  Second Quarter............... 61.88     45.00    .191640
                                                  Third Quarter................ 56.38     38.13         --
                                                  Fourth Quarter............... 51.38     29.44         --
                                                  2001
                                                  First Quarter................ 44.69     21.34         --
                                                  Second Quarter .............. 35.01     21.25    .248136
                                                  Third Quarter ............... 22.62     12.95         --
                                                  Fourth Quarter
                                                    (through October 17, 2001). 19.50     15.20         --

                                                  Historical prices have been adjusted for two 2-for-1
                                                  stock splits, which became effective in the second
                                                  quarter of 1998 and the second quarter of 1999,
                                                  respectively, and one 4-for-1 stock split, which became
                                                  effective in the second quarter of 2000.

                                                  We make no representation as to the amount of dividends,
                                                  if any, payable with respect to Nokia ADRs in the
                                                  future. In any event, as a holder of SPARQS, you will
                                                  not be entitled to receive dividends, if any, that may
                                                  be payable on Nokia ADRs.

Currency Exchange Rate Information..........      The following table sets forth the high, low and period-
                                                  ending U.S. dollar/euro exchange rates (expressed as the
                                                  number of U.S. dollars per one euro) for each quarter
                                                  from January 1, 1999, the date on which euro became the
                                                  single currency of participating member states of the
                                                  European Union at the commencement of the third stage of
                                                  the European Economic and Monetary Union, through
                                                  October 17, 2001. We obtained the exchange rates listed
                                                  below from Bloomberg Financial Markets and we believe
                                                  such information to be accurate.


                                                   PS-20



                                                                                High        Low     Period-end
                                                                               -------    -------   ----------

                                                  1999
                                                  First Quarter..........      $1.1837    $1.0732     $1.0762
                                                  Second Quarter.........       1.0830     1.0308      1.0351
                                                  Third Quarter..........       1.0776     1.0136      1.0684
                                                  Fourth Quarter.........       1.0894     1.0013      1.0062
                                                  2000
                                                  First Quarter..........       1.0336      .9514       .9553
                                                  Second Quarter.........        .9650      .8895       .9525
                                                  Third Quarter..........        .9553      .8493       .8827
                                                  Fourth Quarter.........        .9427      .8272       .9427
                                                  2001
                                                  First Quarter............      .9570      .8767       .8767
                                                  Second Quarter...........      .9042      .8424       .8490
                                                  Third Quarter............      .9277      .8364       .9113
                                                  Fourth Quarter (through
                                                    October 17, 2001)......      .9205      .9023       .9036

                                                  The information presented in this pricing supplement
                                                  relating to the exchange rate of the U.S. dollar as
                                                  compared to the euro is furnished as a matter of
                                                  information only. The euro has been subject to declines
                                                  and fluctuations in the past and may be subject to
                                                  significant fluctuations in the future. The fluctuations
                                                  or periods of relative stability in the euro/U.S. dollar
                                                  exchange rate that have occurred in the past are not
                                                  necessarily indicative of fluctuations or periods of
                                                  relative stability in that rate that may occur over the
                                                  term of the SPARQS.

                                                  The spot exchange rates between the euro and U.S. dollar
                                                  are at any moment a result of the supply and demand for
                                                  the currencies being compared, and changes in the
                                                  exchange rates result over time from the interaction of
                                                  many factors directly or indirectly affecting economic
                                                  and political developments in other countries. Of
                                                  particular importance are rates of inflation, interest
                                                  rate levels, the balance of payments and the extent of
                                                  governmental surpluses or deficits in the European
                                                  Monetary Union and the United States, all of which are
                                                  in turn sensitive to the monetary, fiscal and trade
                                                  policies pursued by the governments of the participating
                                                  member states of the European Union, the United States
                                                  and other jurisdictions important to international trade
                                                  and finance.

Use of Proceeds and Hedging.................      The net proceeds we receive from the sale of the SPARQS
                                                  will be used for general corporate purposes and, in
                                                  part, by us or by one or more of our subsidiaries in
                                                  connection with hedging our obligations under the
                                                  SPARQS. See also "Use of Proceeds" in the accompanying
                                                  prospectus.

                                                  On the date of this pricing supplement, we, through our
                                                  subsidiaries or others, hedged our anticipated exposure
                                                  in connection with the SPARQS by taking positions in
                                                  Nokia ADRs and other instruments. Purchase activity
                                                  could have potentially increased the price of Nokia
                                                  ADRs, and therefore effectively have increased the level
                                                  at which Nokia ADRs must trade before you would receive
                                                  at maturity a number of Nokia ADRs worth as much as or
                                                  more than the principal amount of the SPARQS. Through
                                                  our


                                                   PS-21



                                                  subsidiaries, we are likely to modify our hedge position
                                                  throughout the life of the SPARQS by purchasing and
                                                  selling Nokia ADRs and/or Nokia ordinary shares, options
                                                  contracts on Nokia ADRs and/or Nokia ordinary shares
                                                  listed on major securities markets or positions in any
                                                  other available securities or instruments that we may
                                                  wish to use in connection with such hedging activities.
                                                  Although we have no reason to believe that our hedging
                                                  activity had, or will in the future have, a material
                                                  impact on the price of Nokia ADRs, we cannot give any
                                                  assurance that we did not, or in the future will not,
                                                  affect such price as a result of our hedging activities.

Supplemental Information Concerning
Plan of Distribution........................      Under the terms and subject to conditions contained in
                                                  the U.S. distribution agreement referred to in the
                                                  prospectus supplement under "Plan of Distribution," the
                                                  Agent, acting as principal for its own account, has
                                                  agreed to purchase, and we have agreed to sell, the
                                                  principal amount of SPARQS set forth on the cover of
                                                  this pricing supplement. The Agent proposes initially to
                                                  offer part of the SPARQS directly to the public at the
                                                  public offering price set forth on the cover page of
                                                  this pricing supplement plus accrued interest, if any,
                                                  from the Original Issue Date and part to Advest, Inc.,
                                                  McDonald Investments Inc. and Wells Fargo Van Kasper,
                                                  LLC, the selected dealers, at a price that represents a
                                                  concession not in excess of 2.051282% of the principal
                                                  amount of the SPARQS; provided that the price will be
                                                  $19.134375 per SPARQS and the underwriting discounts and
                                                  commissions will be $.034375 per SPARQS for purchasers
                                                  of 100,000 or more SPARQS in any single transaction,
                                                  subject to the holding period requirements described
                                                  below. The Agent may allow, and those selected dealers
                                                  may reallow, a concession not in excess of 2.051282% of
                                                  the principal amount of the SPARQS to other dealers. We
                                                  expect to deliver the SPARQS against payment therefor in
                                                  New York, New York on October 24, 2001. After the
                                                  initial offering of the SPARQS, the Agent may vary the
                                                  offering price and other selling terms from time to
                                                  time.

                                                  Where an investor purchases 100,000 or more SPARQS in a
                                                  single transaction at the reduced price, approximately
                                                  98.125% of the SPARQS purchased by the investor (the
                                                  "Delivered SPARQS") will be delivered on the Settlement
                                                  Date. The balance of approximately 1.875% of the SPARQS
                                                  (the "Escrowed SPARQS") purchased by the investor will
                                                  be held in escrow at MS & Co. for the benefit of the
                                                  investor and delivered to such investor if the investor
                                                  and any accounts in which the investor may have
                                                  deposited any of its Delivered SPARQS have held all of
                                                  the Delivered SPARQS for 30 calendar days following the
                                                  Original Issue Date or any shorter period deemed
                                                  appropriate by the Agent. If an investor or any account
                                                  in which the investor has deposited any of its Delivered
                                                  SPARQS fails to satisfy the holding period requirement,
                                                  as determined by the Agent, all of the investor's
                                                  Escrowed SPARQS will be forfeited by the investor and
                                                  not delivered to it. The Escrowed SPARQS will instead be
                                                  delivered to the Agent for sale to investors. This
                                                  forfeiture will have the


                                                   PS-22



                                                  effect of increasing the purchase price per SPARQS for
                                                  such investors to 100% of the principal amount of the
                                                  SPARQS. Should investors who are subject to the holding
                                                  period requirement sell their SPARQS once the holding
                                                  period is no longer applicable, the market price of the
                                                  SPARQS may be adversely affected. See also "Plan of
                                                  Distribution" in the accompanying prospectus supplement.

                                                  In order to facilitate the offering of the SPARQS, the
                                                  Agent may engage in transactions that stabilize,
                                                  maintain or otherwise affect the price of the SPARQS or
                                                  Nokia ADRs. Specifically, the Agent may sell more SPARQS
                                                  than it is obligated to purchase in connection with the
                                                  offering or may sell Nokia ADRs it does not own,
                                                  creating a naked short position in the SPARQS or Nokia
                                                  ADRs, respectively, for its own account. The Agent must
                                                  close out any naked short position by purchasing the
                                                  SPARQS or Nokia ADRs in the open market. A naked short
                                                  position is more likely to be created if the Agent is
                                                  concerned that there may be downward pressure on the
                                                  price of the SPARQS or Nokia ADRs in the open market
                                                  after pricing that could adversely affect investors who
                                                  purchase in the offering. As an additional means of
                                                  facilitating the offering, the Agent may bid for, and
                                                  purchase, SPARQS or Nokia ADRs in the open market to
                                                  stabilize the price of the SPARQS. Any of these
                                                  activities may raise or maintain the market price of the
                                                  SPARQS above independent market levels or prevent or
                                                  retard a decline in the market price of the SPARQS. The
                                                  Agent is not required to engage in these activities, and
                                                  may end any of these activities at any time. See "--Use
                                                  of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies.....................      Each fiduciary of a pension, profit-sharing or other
                                                  employee benefit plan subject to the Employee Retirement
                                                  Income Security Act of 1974, as amended ("ERISA"), (a
                                                  "Plan") should consider the fiduciary standards of ERISA
                                                  in the context of the Plan's particular circumstances
                                                  before authorizing an investment in the SPARQS.
                                                  Accordingly, among other factors, the fiduciary should
                                                  consider whether the investment would satisfy the
                                                  prudence and diversification requirements of ERISA and
                                                  would be consistent with the documents and instruments
                                                  governing the Plan.

                                                  In addition, we and certain of our subsidiaries and
                                                  affiliates, including MS & Co. and Morgan Stanley DW
                                                  Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may
                                                  each be considered a "party in interest" within the
                                                  meaning of ERISA, or a "disqualified person" within the
                                                  meaning of the Internal Revenue Code of 1986, as amended
                                                  (the "Code"), with respect to many Plans, as well as
                                                  many individual retirement accounts and Keogh plans
                                                  (also "Plans"). Prohibited transactions within the
                                                  meaning of ERISA or the Code would likely arise, for
                                                  example, if the SPARQS are acquired by or with the
                                                  assets of a Plan with respect to which MS & Co., MSDWI
                                                  or any of their affiliates is a service provider, unless
                                                  the SPARQS are acquired pursuant to an exemption from
                                                  the "prohibited transaction" rules. A violation of these
                                                  "prohibited transaction" rules may result in an excise
                                                  tax or other liabilities


                                                   PS-23



                                                  under ERISA and/or Section 4975 of the Code for such
                                                  persons, unless exemptive relief is available under an
                                                  applicable statutory or administrative exemption.

                                                  The U.S. Department of Labor has issued five prohibited
                                                  transaction class exemptions ("PTCEs") that may provide
                                                  exemptive relief for direct or indirect prohibited
                                                  transactions resulting from the purchase or holding of
                                                  the SPARQS. Those class exemptions are PTCE 96-23 (for
                                                  certain transactions determined by in-house asset
                                                  managers), PTCE 95-60 (for certain transactions
                                                  involving insurance company general accounts), PTCE
                                                  91-38 (for certain transactions involving bank
                                                  collective investment funds), PTCE 90-1 (for certain
                                                  transactions involving insurance company separate
                                                  accounts) and PTCE 84-14 (for certain transactions
                                                  determined by independent qualified asset managers).

                                                  Because we may be considered a party in interest with
                                                  respect to many Plans, the SPARQS may not be purchased
                                                  or held by any Plan, any entity whose underlying assets
                                                  include "plan assets" by reason of any Plan's investment
                                                  in the entity (a "Plan Asset Entity") or any person
                                                  investing "plan assets" of any Plan, unless such
                                                  purchaser or holder is eligible for exemptive relief,
                                                  including relief available under PTCE 96-23, 95-60,
                                                  91-38, 90-1 or 84-14 or such purchase and holding is
                                                  otherwise not prohibited. Any purchaser, including any
                                                  fiduciary purchasing on behalf of a Plan, or holder of
                                                  the SPARQS will be deemed to have represented, in its
                                                  corporate and fiduciary capacity, by its purchase and
                                                  holding thereof that it either (a) is not a Plan or a
                                                  Plan Asset Entity and is not purchasing such securities
                                                  on behalf of or with "plan assets" of any Plan or (b) is
                                                  eligible for exemptive relief or such purchase or
                                                  holding is not prohibited by ERISA or Section 4975 of
                                                  the Code.

                                                  Under ERISA, assets of a Plan may include assets held in
                                                  the general account of an insurance company which has
                                                  issued an insurance policy to such plan or assets of an
                                                  entity in which the Plan has invested. Accordingly,
                                                  insurance company general accounts that include assets
                                                  of a Plan must ensure that one of the foregoing
                                                  exemptions is available. Due to the complexity of these
                                                  rules and the penalties that may be imposed upon persons
                                                  involved in non-exempt prohibited transactions, it is
                                                  particularly important that fiduciaries or other persons
                                                  considering purchasing the SPARQS on behalf of or with
                                                  "plan assets" of any Plan consult with their counsel
                                                  regarding the availability of exemptive relief under
                                                  PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                                  In addition to considering the consequences of holding
                                                  the SPARQS, employee benefit plans subject to ERISA (or
                                                  insurance companies deemed to be investing ERISA plan
                                                  assets) purchasing the SPARQS should also consider the
                                                  possible implications of owning Nokia ADRs upon exchange
                                                  of the SPARQS at maturity. Purchasers of the SPARQS have
                                                  exclusive responsibility for ensuring that their
                                                  purchase and holding of the SPARQS do not violate the
                                                  prohibited transaction rules of ERISA or the Code.


                                     PS-24



United States Federal Income Taxation.......      The following summary is based on the advice of Davis
                                                  Polk & Wardwell, our special tax counsel ("Tax
                                                  Counsel"), and is a general discussion of the principal
                                                  potential U.S. federal income tax consequences to
                                                  initial holders of the SPARQS purchasing the SPARQS at
                                                  the Issue Price, who will hold the SPARQS as capital
                                                  assets within the meaning of Section 1221 of the Code.
                                                  This summary is based on the Code, administrative
                                                  pronouncements, judicial decisions and currently
                                                  effective and proposed Treasury Regulations, changes to
                                                  any of which subsequent to the date of this pricing
                                                  supplement may affect the tax consequences described
                                                  herein. This summary does not address all aspects of
                                                  U.S. federal income taxation that may be relevant to a
                                                  particular holder in light of its individual
                                                  circumstances or to certain types of holders subject to
                                                  special treatment under the U.S. federal income tax laws
                                                  (e.g., certain financial institutions, tax-exempt
                                                  organizations, dealers in options or securities, or
                                                  persons who hold a SPARQS as a part of a hedging
                                                  transaction, straddle, conversion or other integrated
                                                  transaction). As the law applicable to the U.S. federal
                                                  income taxation of instruments such as the SPARQS is
                                                  technical and complex, the discussion below necessarily
                                                  represents only a general summary. Moreover, the effect
                                                  of any applicable state, local or foreign tax laws is
                                                  not discussed.

                                                  General

                                                  Pursuant to the terms of the SPARQS, we and every holder
                                                  of a SPARQS agree (in the absence of an administrative
                                                  determination or judicial ruling to the contrary) to
                                                  characterize a SPARQS for all tax purposes as an
                                                  investment unit consisting of the following components
                                                  (the "Components"): (A) a terminable contract (the
                                                  "Terminable Forward Contract") that (i) requires the
                                                  holder of the SPARQS (subject to the Morgan Stanley Call
                                                  Right) to purchase, and us to sell, for an amount equal
                                                  to $19.50 (the "Forward Price"), Nokia ADRs at maturity
                                                  and (ii) allows us, upon exercise of the Morgan Stanley
                                                  Call Right, to terminate the Terminable Forward Contract
                                                  by returning to the holder the Deposit (as defined
                                                  below) and paying to the holder an amount of cash equal
                                                  to the difference between the Deposit and the Call
                                                  Price; and (B) a deposit with us of a fixed amount of
                                                  cash, equal to the Issue Price, to secure the holder's
                                                  obligation to purchase Nokia ADRs (the "Deposit"), which
                                                  Deposit bears an annual yield of 3.268% per annum, which
                                                  yield is based on our cost of borrowing. Under this
                                                  characterization, less than the full quarterly payments
                                                  on the SPARQS will be attributable to the yield on the
                                                  Deposit. Accordingly, the excess of the quarterly
                                                  payments on the SPARQS over the portion of those
                                                  payments attributable to the yield on the Deposit will
                                                  represent payments attributable to the holders' entry
                                                  into the Terminable Forward Contract (the "Contract
                                                  Fees"). Furthermore, based on our determination of the
                                                  relative fair market values of the Components at the
                                                  time of issuance of the SPARQS, we will allocate 100% of
                                                  the Issue Price of the SPARQS to the Deposit and none to
                                                  the Terminable Forward Contract. Our allocation of the
                                                  Issue Price among the Components will be binding on a
                                                  holder of the SPARQS, unless such holder timely and


                                                   PS-25



                                                  explicitly discloses to the IRS that its allocation is
                                                  different from ours. The treatment of the SPARQS
                                                  described above and our allocation are not, however,
                                                  binding on the IRS or the courts. No statutory, judicial
                                                  or administrative authority directly addresses the
                                                  characterization of the SPARQS or instruments similar to
                                                  the SPARQS for U.S. federal income tax purposes, and no
                                                  ruling is being requested from the IRS with respect to
                                                  the SPARQS. Due to the absence of authorities that
                                                  directly address instruments that are similar to the
                                                  SPARQS, Tax Counsel is unable to render an opinion as to
                                                  the proper U.S. federal income tax characterization of
                                                  the SPARQS. As a result, significant aspects of the U.S.
                                                  federal income tax consequences of an investment in the
                                                  SPARQS are not certain, and no assurance can be given
                                                  that the IRS or the courts will agree with the
                                                  characterization described herein. Accordingly, you are
                                                  urged to consult your tax advisor regarding the U.S.
                                                  federal income tax consequences of an investment in the
                                                  SPARQS (including alternative characterizations of the
                                                  SPARQS) and with respect to any tax consequences arising
                                                  under the laws of any state, local or foreign taxing
                                                  jurisdiction. Unless otherwise stated, the following
                                                  discussion is based on the treatment and the allocation
                                                  described above.

                                                  U.S. Holders

                                                  As used herein, the term "U.S. Holder" means an owner of
                                                  a SPARQS that is, for U.S. federal income tax purposes,
                                                  (i) a citizen or resident of the United States, (ii) a
                                                  corporation created or organized under the laws of the
                                                  United States or any political subdivision thereof or
                                                  (iii) an estate or trust the income of which is subject
                                                  to United States federal income taxation regardless of
                                                  its source.

                                                  Tax Treatment of the SPARQS

                                                  Assuming the characterization of the SPARQS and the
                                                  allocation of the Issue Price as set forth above, Tax
                                                  Counsel believes that the following U.S. federal income
                                                  tax consequences should result.

                                                  Quarterly Payments on the SPARQS. To the extent
                                                  attributable to the yield on the Deposit, quarterly
                                                  payments on the SPARQS will generally be taxable to a
                                                  U.S. Holder as ordinary income at the time accrued or
                                                  received in accordance with the U.S. Holder's method of
                                                  accounting for U.S. federal income tax purposes. As
                                                  discussed above, any excess of the quarterly payments
                                                  over the portion thereof attributable to the yield on
                                                  the Deposit will be treated as Contract Fees. Although
                                                  the federal income tax treatment of Contract Fees is
                                                  uncertain, we intend to take the position that any
                                                  Contract Fees with respect to the SPARQS constitute
                                                  taxable income to a U.S. Holder at the time accrued or
                                                  received in accordance with the U.S. Holder's method of
                                                  accounting for U.S. federal income tax purposes.


                                                   PS-26



                                                  Tax Basis. Based on our determination set forth above,
                                                  the U.S. Holder's tax basis in the Terminable Forward
                                                  Contract will be zero, and the U.S. Holder's tax basis
                                                  in the Deposit will be 100% of the Issue Price.

                                                  Settlement of the Terminable Forward Contract. Upon
                                                  maturity of the Terminable Forward Contract, a U.S.
                                                  Holder would, pursuant to the Terminable Forward
                                                  Contract, be deemed to have applied the Forward Price
                                                  toward the purchase of Nokia ADRs, and the U.S. Holder
                                                  would not recognize any gain or loss with respect to any
                                                  Nokia ADRs received. With respect to any cash received
                                                  upon maturity (other than in respect of any accrued
                                                  interest on the Deposit and, possibly, any accrued
                                                  Contract Fees), a U.S. Holder would recognize gain or
                                                  loss. The amount of such gain or loss would be the
                                                  extent to which the amount of such cash received differs
                                                  from the pro rata portion of the Forward Price allocable
                                                  to the cash. Any such gain or loss would generally be
                                                  capital gain or loss, as the case may be.

                                                  With respect to any Nokia ADRs received upon maturity,
                                                  the U.S. Holder would have an adjusted tax basis in the
                                                  Nokia ADRs equal to the pro rata portion of the Forward
                                                  Price allocable to it. The allocation of the Forward
                                                  Price between cash and Nokia ADRs should be based on the
                                                  amount of the cash received and the relative fair market
                                                  value of Nokia ADRs as of the Maturity Date. The holding
                                                  period for any Nokia ADRs received would start on the
                                                  day after the maturity of the SPARQS.

                                                  U.S. Holders should note that while any accrued but
                                                  unpaid interest on the Deposit and, possibly, any
                                                  Contract Fees would be taxable as ordinary income, any
                                                  gain or loss recognized upon the final settlement of the
                                                  Terminable Forward Contract generally would be capital
                                                  gain or loss. The distinction between capital gain or
                                                  loss and ordinary gain or loss is potentially
                                                  significant in several respects. For example,
                                                  limitations apply to a U.S. Holder's ability to offset
                                                  capital losses against ordinary income, and certain U.S.
                                                  Holders may be subject to lower U.S. federal income tax
                                                  rates with respect to long-term capital gain than with
                                                  respect to ordinary gain. U.S. Holders should consult
                                                  their tax advisors with respect to the treatment of
                                                  capital gain or loss on a SPARQS.

                                                  Sale, Exchange or Early Retirement of the SPARQS. Upon a
                                                  sale or exchange of a SPARQS prior to the maturity of
                                                  the SPARQS or upon their retirement prior to maturity
                                                  pursuant to the Morgan Stanley Call Right, a U.S. Holder
                                                  would recognize taxable gain or loss equal to the
                                                  difference between the amount realized on such sale,
                                                  exchange or retirement and the U.S. Holder's tax basis
                                                  in the SPARQS so sold, exchanged or retired. Any such
                                                  gain or loss would generally be capital gain or loss, as
                                                  the case may be. Such U.S. Holder's tax basis in the
                                                  SPARQS would generally equal the U.S. Holder's tax basis
                                                  in the Deposit. For these purposes, the amount realized
                                                  does not include any amount attributable to accrued but
                                                  unpaid interest payments on the Deposit, which would be
                                                  taxed as described under "--Quarterly Payments on the


                                                   PS-27




                                                  SPARQS" above. It is uncertain whether the amount
                                                  realized includes any amount attributable to accrued but
                                                  unpaid Contract Fees. U.S. Holders should consult their
                                                  tax advisors regarding the treatment of accrued but
                                                  unpaid Contract Fees upon the sale, exchange or
                                                  retirement of a SPARQS.

                                                  Possible Alternative Tax Treatments of an Investment in
                                                  the SPARQS

                                                  Due to the absence of authorities that directly address
                                                  the proper characterization of the SPARQS, no assurance
                                                  can be given that the IRS will accept, or that a court
                                                  will uphold, the characterization and tax treatment
                                                  described above. In particular, the IRS could seek to
                                                  analyze the U.S. federal income tax consequences of
                                                  owning a SPARQS under Treasury regulations governing
                                                  contingent payment debt instruments (the "Contingent
                                                  Payment Regulations").

                                                  If the IRS were successful in asserting that the
                                                  Contingent Payment Regulations applied to the SPARQS,
                                                  the timing and character of income thereon would be
                                                  significantly affected. Among other things, a U.S.
                                                  Holder would be required to accrue as original issue
                                                  discount income, subject to adjustments, at a
                                                  "comparable yield" on the Issue Price. In addition, a
                                                  U.S. Holder would recognize income upon maturity of the
                                                  SPARQS to the extent that the value of Nokia ADRs and
                                                  cash (if any) received exceeds the adjusted issue price.
                                                  Furthermore, any gain realized with respect to the
                                                  SPARQS would generally be treated as ordinary income.

                                                  Even if the Contingent Payment Regulations do not apply
                                                  to the SPARQS, other alternative federal income tax
                                                  characterizations or treatments of the SPARQS are also
                                                  possible, and if applied could also affect the timing
                                                  and the character of the income or loss with respect to
                                                  the SPARQS. It is possible, for example, that a SPARQS
                                                  could be treated as constituting a prepaid forward
                                                  contract. Other alternative characterizations are also
                                                  possible. Accordingly, prospective purchasers are urged
                                                  to consult their tax advisors regarding the U.S. federal
                                                  income tax consequences of an investment in the SPARQS.

                                                  Constructive Ownership

                                                  Section 1260 of the Code treats a taxpayer owning
                                                  certain types of derivative positions in property as
                                                  having "constructive ownership" in that property, with
                                                  the result that all or a portion of the long term
                                                  capital gain recognized or deemed to be recognized (as
                                                  described below) by such taxpayer with respect to the
                                                  derivative position would be recharacterized as ordinary
                                                  income. Although Section 1260 in its current form does
                                                  not apply to the SPARQS, Section 1260 authorizes the
                                                  Treasury Department to promulgate regulations (possibly
                                                  with retroactive effect) to expand the application of
                                                  the "constructive ownership" regime. There is no
                                                  assurance that the Treasury Department will not
                                                  promulgate regulations to apply the regime to the
                                                  SPARQS. If Section 1260


                                                   PS-28



                                                  were to apply to the SPARQS, the effect on a U.S. Holder
                                                  would be to treat all or a portion of the long term
                                                  capital gain (if any) recognized by such U.S. Holder on
                                                  sale or maturity of a SPARQS as ordinary income, but
                                                  only to the extent such long term capital gain exceeds
                                                  the long term capital gain that would have been
                                                  recognized by such U.S. Holder if the U.S. Holder had
                                                  acquired the underlying stock itself on the issue date
                                                  of the SPARQS and disposed of the underlying stock upon
                                                  disposition (including retirement) of the SPARQS.
                                                  Section 1260, if applicable, would require a U.S. Holder
                                                  that receives Nokia ADRs at maturity to recognize as
                                                  ordinary income the amount that would have been treated
                                                  as ordinary income according to the rule described in
                                                  the preceding sentence, if the U.S. Holder had sold the
                                                  SPARQS at maturity for fair market value. In addition,
                                                  Section 1260 would impose an interest charge on the gain
                                                  (or deemed gain) that was recharacterized on the sale or
                                                  maturity of the SPARQS.

                                                  Backup Withholding and Information Reporting

                                                  A U.S. Holder of a SPARQS may be subject to information
                                                  reporting and to backup withholding in respect of the
                                                  amounts paid to the U.S. Holder (at the backup
                                                  withholding rate in effect at that time), unless such
                                                  U.S. Holder provides proof of an applicable exemption or
                                                  a correct taxpayer identification number, and otherwise
                                                  complies with applicable requirements of the backup
                                                  withholding rules. Pursuant to the Economic Growth and
                                                  Tax Reconciliation Act of 2001, the backup withholding
                                                  rate is scheduled to be reduced periodically through
                                                  2006. The amounts withheld under the backup withholding
                                                  rules are not an additional tax and may be refunded, or
                                                  credited against the U.S. Holder's U.S. federal income
                                                  tax liability, provided the required information is
                                                  furnished to the IRS.

                                                                                                                      Annex A
                                        Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of October 18, 2002
(which is the earliest day on which we may call the SPARQS), November 24, 2002 and April 15, 2003 (the Maturity
Date) based on the following terms:

     o    Original Issue Date: October 24, 2001
     o    Interest Payment Dates: Each January 15, April 15, July 15 and October 15, beginning January 15, 2002
     o    Yield to Call: 34.00% per annum (computed on the basis of a 360-day year of twelve 30-day months)
     o    Issue Price: $19.50 per SPARQS
     o    Interest Rate: 8% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date from the applicable payment date at the Yield to
Call rate of 34.00% per annum, equals the Issue Price.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o    The known cash flows on the SPARQS, i.e., the interest payments, are discounted to their present value on the
          Original Issue Date at the applicable Discount Factor, based on a rate equal to the Yield to Call. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o    For example, the present value of all of the interest payments for the hypothetical Call Date of October
               18, 2002 is $1.2863 ($.3286 + $.3394 + $.3154 + $.2932 + $.0097).

     o    Since the present value of all payments on the SPARQS to and including the Call Date must equal the Issue
          Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o    For example, for the hypothetical Call Date of October 18, 2002, the present value of the Call Price is
               $18.2137 ($19.50 - $1.2863).

     o    The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call
          Price.

          o    For the hypothetical Call Date of October 18, 2002, the Call Price is therefore $24.2876, which is the amount that if paid on October 18, 2002 has a present value on the Original Issue Date of $18.2137, based on the applicable Discount Factor.

                                                        o o o

The Call Prices calculated in the following tables are based upon the terms set forth above and three sample Call
Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual Call Date.


                                            Call Date of October 18, 2002
                                            -----------------------------

                                                                                                                           Present
                                                                                                                          Value at
                                                                                                                          Original
                                                                                                                          Issue Date
                                                                                                                           of Cash
                                             Accrued but                   Total                Years from                 Received
                                                Unpaid                     Cash     Days from    Original     Discount    on Payment
                                  Interest     Interest                 Received     Original      Issue      Factor at     Date at
                    Issue Price   Payments   Received on   Call Price   on payment    Issue        Date         Yield        Yield
Payment Date           Paid       Received    Call Date    Received(1)     Date      Date(2)   (Days(2)/360)  to Call(3)    To Call
------------------  ----------   ---------   ------------  -----------  ----------  ---------  -------------  ----------  ----------
October 24, 2001    ($19.5000)       --           --             --         --           0       0.0000000    100.00000%        --
January 15, 2002        --         $.3510         --             --        $.3510       81        .2250000     93.62707%     $.3286
April 15, 2002          --         $.3900         --             --        $.3900      171        .4750000     87.02123%     $.3394
July 15, 2002           --         $.3900                                  $.3900      261        .7250000     80.88147%     $.3154
October 15, 2002        --         $.3900         --             --        $.3900      351        .9750000     75.17489%     $.2932
October 18, 2002        --           --         $.0130           --        $.0130      354        .9833333     74.99177%     $.0097
Call Date (October      --           --           --         $24.2876    $24.2876      354        .9833333     74.99177%   $18.2137
18, 2002)                                                                                                                  --------

Total amount received on the Call Date: $24.3006                                                                 Total:    $19.5000
Total amount received over the term of the SPARQS: $25.8216

1    The Call Price is the dollar amount that has a present value of $18.2137 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 34%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $19.50.

2    Based upon a 360-day year of twelve 30-day months.

3    Discount Factor =     1
                        ----- , where x is Years from Original Issue Date.
                        1.34(x)


                                           Call Date of November 24, 2002
                                           ------------------------------



                                                                                                                           Present
                                                                                                                           Value at
                                                                                                                           Original
                                                                                                                          Issue Date
                                                                                                                            of Cash
                                             Accrued but                   Total                Years from                 Received
                                                Unpaid                     Cash     Days from    Original     Discount    on Payment
                                  Interest     Interest                 Received     Original     Issue       Factor at     Date at
                    Issue Price   Payments   Received on   Call Price   on payment    Issue       Date          Yield        Yield
Payment Date           Paid       Received    Call Date    Received(1)     Date      Date(2)   (Days(2)/360)  to Call(3)    To Call
------------------  ----------   ---------   ------------  -----------  ----------  ---------  -------------  ----------  ----------
October 24, 2001    ($19.5000)         --           --            --          --         0       0.0000000    100.00000%        --
January 15, 2002        --         $.3510           --            --       $.3510       81        .2250000     93.62707%     $.3286
April 15, 2002          --         $.3900           --            --       $.3900      171        .4750000     87.02123%     $.3394
July 15, 2002           --         $.3900           --            --       $.3900      261        .7250000     80.88147%     $.3154
October 15, 2002        --         $.3900           --            --       $.3900      351        .9750000     75.17489%     $.2932
November 24, 2002       --            --         $.1690           --       $.1690      390       1.0833333     72.82880%     $.1231
Call Date               --            --            --       $24.8532    $24.8532      390       1.0833333     72.82880%   $18.1003
(November 24, 2002)                                                                                                        --------

Total amount received on the Call Date: $25.0222                                                                  Total:   $19.5000
Total amount received over the term of the SPARQS: $26.5432

-------------------
1    The Call Price is the dollar amount that has a present value of $18.1003 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 34%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $19.50.

2    Based upon a 360-day year of twelve 30-day months.

3    Discount Factor =     1
                        ----- , where x is Years from Original Issue Date.
                        1.34(x)


                                     Call Date of April 15, 2003 (Maturity Date)
                                     ------------------------------------------


                                                                                                                           Present
                                                                                                                          Value at
                                                                                                                          Original
                                                                                                                          Issue Date
                                                                                                                           of Cash
                                             Accrued but                   Total                Years from                  Received
                                                Unpaid                     Cash     Days from    Original     Discount    on Payment
                                  Interest     Interest                  Received    Original     Issue       Factor at     Date at
                    Issue Price   Payments   Received on   Call Price   on payment    Issue       Date          Yield        Yield
Payment Date           Paid       Received    Call Date    Received(1)     Date      Date(2)   (Days(2)/360)  to Call(3)    To Call
------------------  ----------   ---------   ------------  -----------  ----------  ---------  -------------  ----------  ----------
October 24, 2001    ($19.5000)        --           --            --           --         0       0.0000000    100.00000%        --
January 15, 2002         --        $.3510          --            --        $.3510       81        .2250000     93.62707%     $.3286
April 15, 2002           --        $.3900          --            --        $.3900      171        .4750000     87.02123%     $.3394
July 15, 2002            --        $.3900          --            --        $.3900      261        .7250000     80.88147%     $.3154
October 15, 2002         --        $.3900          --            --        $.3900      351        .9750000     75.17489%     $.2932
January 15, 2003         --        $.3900          --            --        $.3900      441       1.2250000     69.87095%     $.2725
April 15, 2003           --           --        $.3900           --        $.3900      531       1.4750000     64.94122%     $.2533
Call Date (April         --           --           --        $27.2517    $27.2517      531       1.4750000     64.94122%   $17.6976
15, 2003)                                                                                                                  --------

Total amount received on the Call Date: $27.6417                                                                   Total:  $19.5000
Total amount received over the term of the SPARQS: $29.5527

-------------------
1    The Call Price is the dollar amount that has a present value of $17.6976 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 34%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $19.50.

2    Based upon a 360-day year of twelve 30-day months.

3    Discount Factor =   1
                      ----- , where x is Years from Original Issue Date.
                      1.34(x)


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                        MORGAN STANLEY DEAN WITTER & CO.